Exhibit 4.2

CNO FINANCIAL GROUP, INC.

4.500% SENIOR NOTES DUE 2020

5.250% SENIOR NOTES DUE 2025

FIRST SUPPLEMENTAL INDENTURE

DATED AS OF MAY 19, 2015

To the Indenture dated as of May 19, 2015

Wilmington Trust, National Association,

as Trustee

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ARTICLE X MISCELLANEOUS	28

SECTION 10.1 The First Supplemental Indenture	28
SECTION 10.2 Counterparts	28
SECTION 10.3 Recitals	28
SECTION 10.4 Effect of Headings	28
SECTION 10.5 GOVERNING LAW; WAIVER OF TRIAL BY JURY	28
SECTION 10.6 Severability	28

Exhibit A – Form of 4.500% Senior Notes due 2020

Exhibit B – Form of 5.250% Senior Notes due 2025

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FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 19, 2015, by and between CNO Financial Group, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, and solely with respect to the Series of Securities provided for herein, the “Trustee”).

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 19, 2015 (the “Base Indenture,” and together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more Series as provided in the Base Indenture;

WHEREAS, Sections 2.1, 2.2 and 9.1 of the Base Indenture provide, among other things, that the Company and the Trustee may enter into a supplemental indenture to the Base Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.1, 2.2 and 9.1 of the Base Indenture;

WHEREAS, on the date hereof the Company desires to establish (1) a new Series of Securities, to be designated as the Company’s 4.500% Senior Notes due 2020 (the “2020 Notes”) and (2) a new Series of Securities, to be designated as the Company’s 5.250% Senior Notes due 2025 (the “2025 Notes” and, together with the 2020 Notes, the “Notes”) pursuant to the Base Indenture, as supplemented and amended by this First Supplemental Indenture, which Notes shall be senior unsecured obligations of the Company in an initial aggregate principal amount of $325,000,000 in the case of the 2020 Notes and $500,000,000 in the case of the 2025 Notes;

WHEREAS, the Company has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate pursuant to Sections 9.1, 9.7, 11.4 and 11.5 of the Base Indenture to the effect that the execution and delivery of the First Supplemental Indenture is authorized or permitted under the Base Indenture and that all conditions precedent provided for in the Base Indenture to the execution and delivery of this First Supplemental Indenture to be complied with by the Company have been complied with;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this First Supplemental Indenture, when executed and delivered by the Company, a valid and legally binding instrument; and

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company;

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders (as defined below) thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions.  For the purpose of this First Supplemental Indenture, all capitalized terms used herein, unless otherwise defined herein, shall have the meanings assigned to them in the Base Indenture.

“Additional Notes” means Notes (other than the Initial Notes), if any, issued pursuant to Article II hereof and otherwise in compliance with the provisions of the Indenture.

“Annual Statement” means the annual statutory financial statement of any Insurance Subsidiary required to be filed with the insurance commissioner (or similar authority) of its jurisdiction of incorporation, which statement shall be in the form required by such Insurance Subsidiary’s jurisdiction of incorporation or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted or required by such insurance commissioner (or such similar authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Board of Directors” means (i) with respect to the Company or any Subsidiary, its board of directors or any duly authorized committee thereof or specified officers and employees of the Company to which the powers of such board have been lawfully delegated; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital and Surplus” means, as to any Insurance Subsidiary, as of any date, the total amount shown on line 38, page 3, column 1 (or such other line on which the equivalent information is provided on any other such Annual Statement) of the Annual Statement of such Insurance Subsidiary as of such date, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of twelve months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000 and a short term deposit rating of at least A-1 by S&P and P-1 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally; (c) commercial paper of an issuer rated at least A-2 by S&P and P-2 by Moody’s at the time of acquisition thereof, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any lender under the Company’s credit facilities or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P and A2 by Moody’s; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any lender under the Company’s credit facilities or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

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“CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans.

“Certificated Notes” means Notes that are in the form of Exhibit A or Exhibit B attached hereto, other than the Global Notes.

“Change of Control” means the occurrence of any of the following:

(1)   any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority of the total voting power of the Voting Stock of the Company (or its successors by merger, consolidation or purchase of all or substantially all of its assets);

(2)   the sale, assignment, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Subsidiary of the Company; or

(3)   the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

“Change of Control Offer” has the meaning specified in Section 3.3 hereof.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“CMOs” means Notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of the Indenture and, thereafter, means the successor thereto.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable Series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Concurrent Transactions” has the meaning assigned to such term in the Prospectus Supplement.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Department” means, with respect to any Insurance Subsidiary, the governmental authority of such Insurance Subsidiary’s state of domicile with which such Insurance Subsidiary is required to file its Annual Statement.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in the Indenture.

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“Global Note Legend” means the legend identified as such in Section 2.15(c) of the Base Indenture.

“Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A and Exhibit B attached hereto.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)   currency exchange, interest rate or commodity swap agreements (whether from fixed to floating or from floating to fixed), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements;

(2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)   other agreements or arrangements designed to manage, hedge or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Note is registered in the security register.

“Indebtedness” means, with respect to any specified Person, any indebtedness (including principal and premium) of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)   in respect of borrowed money;

(2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)   in respect of banker’s acceptances;

(4)   representing Capital Lease Obligations;

(5)   representing the deferred and unpaid balance of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)   representing any interest rate Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset owned by the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business). Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include contingent obligations incurred in the normal course of business and not in respect of borrowed money.

“Independent Investment Banker” means Goldman, Sachs & Co. and Royal Bank of Canada and their respective successors, and, at our option, other investment banking firms of national standing selected by us.

“Initial Notes” has the meaning set forth in Section 2.2(b)(1) of this First Supplemental Indenture.

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“Insurance Subsidiary” means any Subsidiary of the Company that is required to be licensed as an insurer or reinsurer.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each May 30 and November 30 of each year.

“Investment” in any Person means any direct or indirect advance, loan (other than advances or extensions of credit in the ordinary course of business that are in conformity with GAAP recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)   Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

(2)   endorsements of negotiable instruments and documents in the ordinary course of business;

(3)   an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of common stock of the Company;

(4)   a deposit of funds in connection with an acquisition; provided that either such acquisition is consummated by or through a Subsidiary or such deposit is returned to the Person who made it;

(5)   an account receivable arising, or prepaid expenses or deposits made, in the ordinary course of business; and

(6)   licensing or transfer of know-how or intellectual property or the providing of services in the ordinary course of business.

“Investment Grade” means (1) BBB- (with a stable outlook) or above, in the case of S&P (or its equivalent under any successor rating categories of S&P) and Baa3 (with a stable outlook) or above, in the case of Moody’s (or its equivalent under any successor rating categories of Moody’s), or (2) the equivalent in respect of the Rating Category of any Rating Agencies.

“Issue Date” means May 19, 2015.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest or other encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, and any filing or agreement to give a lien or file a financing statement as a debtor under the Uniform Commercial Code or any similar statute, other than to reflect ownership by a third party of property leased to the Company under a lease which is not in the nature of a conditional sale or title retention agreement).

“Moody’s” means Moody’s Investors Service, Inc.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any other Vice President, the Secretary or the Treasurer of the Company.

“Officer’s Certificate” means a certificate signed by an Officer of the Company.

“Permitted Liens” means:

(1)   Liens securing Indebtedness on any properties or assets of the Company or any Subsidiary used or useful in a Related Business existing at the time of its acquisition and Liens created contemporaneously with or within 270 days after (or created pursuant to firm commitment financing arrangements obtained within that period) the later of (a) the acquisition or completion of construction or completion of reconstruction, renovation, remodeling, expansion or improvement (each, an “improvement”) of such properties or assets or (y)

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the placing in operation of such properties or assets after the acquisition or completion of any such construction or improvement;

(2)   Liens on properties or assets or shares of Capital Stock or Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with, or its assets or Capital Stock are acquired by, the Company or any of its Subsidiaries or it otherwise becomes a Subsidiary of the Company; provided, however, that in each case (a) the Indebtedness secured by such Lien was not incurred in contemplation of such merger, combination, amalgamation, consolidation, acquisition or transaction in which such Person becomes a Subsidiary of the Company and (b) such Lien extends only to the properties or assets or shares of Capital Stock or Indebtedness of such Person (and Subsidiaries of such Person);

(3)   Liens securing Indebtedness in favor of the Company and/or one or more of its Subsidiaries;

(4)   Liens in favor of or required by a governmental unit in any relevant jurisdiction, including any departments or instrumentality thereof, to secure payments under any contract or statute, or to secure debts incurred in financing the acquisition or construction of or improvements or alterations to property subject thereto;

(5)   Liens in favor of any customer arising in respect of and not exceeding the amount of performance deposits and partial, progress, advance or other payments by that customer for goods produced or services rendered to that customer in the ordinary course of business and consignment arrangements (whether as consignor or as consignee) or similar arrangements for the sale or purchase of goods in the ordinary course of business;

(6)   Liens existing on the Issue Date;

(7)   Liens to secure any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancings, refundings or replacements), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (1) through (6) above or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as (a) such Lien is limited to all or part of substantially the same property or assets which secured the Lien extended, renewed, refinanced, refunded or replaced and (b) the amount of Indebtedness secured is not increased (other than by the amount equal to any costs, expenses, premiums, fees or prepayment penalties incurred in connection with any extension, renewal, refinancing, refunding or replacement);

(8)   Liens in respect of cash in connection with the operation of cash management programs and Liens associated with the discounting or sale of letters of credit and customary rights of set off, banker’s Lien, revocation, refund or chargeback or similar rights under deposit disbursement, concentration account agreements or under the Uniform Commercial Code or arising by operation of law;

(9)   Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing or effecting a satisfaction and discharge of any Indebtedness of the Company or any of its Subsidiaries, and legal or equitable encumbrances deemed to exist by reason of negative pledges;

(10)  Liens securing Indebtedness, that when taken together with the principal amount of all Indebtedness then outstanding and incurred pursuant to clause (17) under Section 4.2(b) and secured pursuant to this clause (10), not to exceed an aggregate principal amount of $150.0 million, as of the date such Indebtedness is incurred;

(11)  Liens imposed by law, such as carriers’, warehousemen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business, Liens in connection with legal proceedings and Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(12) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 90 days or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(13) Liens to secure the performance of bids, trade or commercial contracts, government contracts, purchase, construction, sales and servicing contracts (including utility contracts), leases, statutory obligations, surety, stay, customs, revenue and appeal bonds, performance bonds and other obligations of a like nature, in each

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case in the ordinary course of business and to secure letters of credit, Guarantees, bonds or other sureties given in connection with the foregoing or in connection with workers’ compensation, unemployment insurance, general insurance and other insurance laws and old age pensions and or other types of social security or retirement or similar laws and regulations;

(14) Liens on stock, partnership or other equity interests in any joint venture of the Company or any of its Subsidiaries or in any Subsidiary of the Company that owns an equity interest in a joint venture to secure Indebtedness contributed or advanced solely to that joint venture; provided that, in each case, the Indebtedness secured by such Lien is not secured by a Lien on any other property of the Company or any Subsidiary of the Company;

(15) Liens and deposits securing netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(16) minor survey exceptions, ground leases, easements, rights of way, minor encroachments, protrusions, municipal and zoning and building ordinances and similar charges, encumbrances, title defects or other irregularities, governmental restrictions on the use of property or conduct of business, and Liens in favor of governmental authorities and public utilities, that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole;

(17) Liens encumbering customary initial deposits and margin deposits, and other Liens that are incurred in the ordinary course of business, in each case, securing Indebtedness under Hedging Obligations not entered into for speculative investment purposes and designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities or securities;

(18) leases, licenses, subleases and sublicenses of assets (including, without limitation real property and intellectual property rights) that do not materially interfere with the ordinary conduct of business of the Company or any of its Subsidiaries;

(19) judgment Liens not giving rise to an Event of Default, and Liens securing appeal or surety bonds related to such judgment, so long as any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(21) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(24) Liens on funds of the Company or any Subsidiary held in deposit accounts with third party providers of payment services securing credit card charge-back reimbursement and similar cash management obligations of the Company or the Subsidiaries;

(25) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(26) Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder;

(27) Liens on insurance policies and proceeds of insurance policies (including rebates of premiums) securing Indebtedness incurred to finance the payment of premiums on the insurance policies subject to such Liens;

(28) statutory, common law or contractual Liens of landlords;

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(29) Liens on any cash earnest money deposit made by the Company or any Subsidiary in connection with any letter of intent or acquisition agreement;

(30) Liens in favor of credit card processors granted in the ordinary course of business;

(31) Liens securing cash management obligations incurred in the ordinary course of business;

(32) Liens on assets of any Insurance Subsidiaries securing obligations under transactions entered into in connection with Permitted Portfolio Investments; or

(33) Liens securing Indebtedness of any Subsidiary that is permitted pursuant to clauses (15) or (16) of Section 4.2(b).

Any Lien permitted under clauses (1) through (33) above that secures Indebtedness shall also be permitted to secure any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness associated with such Indebtedness.

“Permitted Refinancing Indebtedness” means any Indebtedness of any Subsidiary of the Company issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Subsidiary Debt; provided that:

(1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subsidiary Debt renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Subsidiary Debt the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a weighted average life to maturity that is (a) equal to or greater than the remaining weighted average life to maturity of, the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or (b) more than 90 days after the final maturity date of the Notes;

(3)   if the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)   such Subsidiary Debt is incurred either by the Subsidiary of the Company that was the obligor on the Subsidiary Debt being renewed, refunded, refinanced, replaced, defeased or discharged or any other Subsidiary that guaranteed such Subsidiary Debt and is guaranteed only by Persons who were obligors on such Subsidiary Debt.

“Permitted Portfolio Investments” means Investments by the Insurance Subsidiaries made in the ordinary course of business.

“Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or nonapproval), (f) transactions in which a federal home loan mortgage bank (a “FHLMB”) makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such

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Insurance Subsidiary consisting of government agency mortgage-backed securities in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs and (g) repurchase agreements or similar agreements entered into with a financial institution pursuant to which any Insurance Subsidiary sells Cash Equivalents or other securities to such financial institution and agrees to repurchase such Cash Equivalents or other securities at a specified purchase price at a future date.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Prospectus Supplement” means the final Prospectus Supplement dated May 14, 2015 relating to the offering of the Notes.

“Rating Agencies” means (1) S&P and Moody’s or (2) if S&P or Moody’s or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Company, which will be substituted for S&P or Moody’s or both, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody’s, any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody’s used by another Rating Agency. In determining whether the rating of a Series of Notes has decreased by one or more gradations, gradations within Rating Categories (+ and- for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Ratings Event” means (i) if the applicable Series of Notes are rated by one or both Rating Agencies as Investment Grade, a decrease in the rating of the applicable Series of Notes so that such Notes are rated below Investment Grade by both Rating Agencies, (ii) if the applicable Series of Notes are rated below Investment Grade by both Rating Agencies, a decrease of one or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the applicable Series of Notes by both Rating Agencies or (iii) a withdrawal of the rating of the Notes by both Rating Agencies, in each case, directly as a result of a Change of Control; provided, however, that such decrease or withdrawal occurs on, or within 30 days following, the earlier of (x) the occurrence of a Change of Control or (y) the date of public notice of the occurrence of a Change of Control or of the intention by the Company, or a stockholder of the Company, as applicable, to effect a Change of Control, which period shall be extended so long as the rating of the applicable Series of Notes relating to the Change of Control as noted by the Rating Agency is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and Royal Bank of Canada and their respective successors, and, at our option, other primary U.S. government securities dealers in New York City selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the May 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on May 30 and the November 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on November 30.

“Related Business” means any business that is the same as or related, ancillary or complementary to any of the businesses of the Company and its Subsidiaries on the Issue Date and any reasonable extension or evolution of any of the foregoing.

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“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related redemption date but for such redemption (excluding accrued but unpaid interest to the related redemption date).

“S&P” means Standard & Poor’s Ratings Group.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity,” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and, when used with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means any corporation, association or other business entity of which more than 50%, by number of votes, of the Voting Stock is at the time directly or indirectly owned by us provided that (i) Wendover Limited, (ii) RiskGrid Technologies Inc. (iii) CounterpartyLink Ltd., (iv) CreekSource LLC and (v) for the avoidance of doubt, Mill Creek CLO Ltd., Sugar Creek CLO Ltd., Cedar Creek CLO Ltd., Silver Creek CLO Ltd., Clear Creek CLO Ltd. and any other variable interest entity formed after the Issue Date shall not be considered a Subsidiary for any purpose of the Indenture.

“Subsidiary Guarantee” means the Guarantee by each Subsidiary Guarantor of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Subsidiary Guarantor” means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and its respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Surplus Debentures” means, as to any Insurance Subsidiary, debt securities of such Insurance Subsidiary issued to the Company or any other Subsidiary the proceeds of which are permitted to be included, in whole or in part, as Capital and Surplus of such Insurance Subsidiary as approved and permitted by the applicable Department.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding such redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Trustee” has the meaning set forth in the recitals to this First Supplemental Indenture until a successor replaces it in accordance with the applicable provisions of the Indenture and, thereafter, means the successor.

“Voting Stock” of a person means all classes of Capital Stock of such person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or persons performing similar functions).

SECTION 1.2 Incorporation by Reference of TIA.  This First Supplemental Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in, and made a part of, this First Supplemental Indenture with respect to (and only with respect to) the Notes. Whenever this First Supplemental Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this First Supplemental Indenture.

The following TIA term has the following meaning:

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“obligor” on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this First Supplemental Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them therein.

SECTION 1.3 Rules of Construction.  Unless the context otherwise requires, for purposes of this First Supplemental Indenture:

(1)         a term has the meaning assigned to it herein;

(2)         an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP or a successor to GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and in the plural include the singular;

(5)         unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this First Supplemental Indenture;

(6)         provisions apply to successive events and transactions; and

(7)         references to sections of or rules under the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE II

THE NOTES

SECTION 2.1 Creation of Series of Securities.  Pursuant to Section 2.2 of the Base Indenture, there is hereby created (a) a new Series of Securities designated as the “4.500% Senior Notes due 2020” in an unlimited aggregate principal amount and (b) a new Series of Securities designated as the “5.250% Senior Notes due 2025” in an unlimited aggregate principal amount. On the Issue Date, the Company will issue $325,000,000 in aggregate principal amount of the 2020 Notes and $500,000,000 in aggregate principal amount of the 2025 Notes.

SECTION 2.2 Terms of the Notes.

(a)          Form and Dating.         Pursuant to Section 2.1 of the Base Indenture, the 2020 Notes and the 2025 Notes shall be substantially in the form annexed hereto as Exhibit A and Exhibit B, respectively. The terms and provisions contained in the forms of the 2020 Notes and the 2025 Notes annexed hereto as Exhibit A and Exhibit B, respectively, shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture. The Company shall be entitled to issue Additional Notes of either Series under this First Supplemental Indenture, provided that any such Additional Notes that are not fungible with the applicable Series of Initial Notes for United States federal income tax purposes will be issued with a different CUSIP number than the CUSIP number issued to the Initial Notes of such Series. Any Additional Notes issued shall have identical terms and conditions as the Initial Notes of the applicable Series, other than with respect to the date of issuance and, if issued after November 30, 2015, the first Interest Payment Date. The Initial Notes issued on the Issue Date and any Additional Notes of such Series shall be part of the same Series as the Initial Notes and will be treated as a single class for all purposes under this First Supplemental Indenture and the Base Indenture. The Initial Notes of each Series issued on the Issue Date will be represented initially by one or more Global Notes registered in the name of Cede & Co., as a nominee of the Depositary, The Depository Trust Company. The Notes shall be in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

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(b)          Terms of the Notes.

(1)         Principal Amounts.        The aggregate principal amount of the 2020 Notes (the “Initial 2020 Notes”) and the 2025 Notes (the “Initial 2025 Notes” and together with the Initial 2020 Notes, the “Initial Notes”) that may be initially authenticated and delivered under the Indenture on the Issue Date shall be $325,000,000 and $500,000,000, respectively. The Company may from time to time, without the consent of the Holders of Notes, issue additional 2020 Notes (in any such case, “Additional 2020 Notes”) or additional 2025 Notes (in any such case, “Additional 2025 Notes”) having the same ranking and the same interest rate, maturity and other terms as the Initial 2020 Notes or the Initial 2025 Notes, as the case may be. Any Additional 2020 Notes and the Initial 2020 Notes and any Additional 2025 Notes and the Initial 2025 Notes, as the case may be, shall each constitute a single Series under the Indenture and all references to the 2020 Notes shall include the Initial 2020 Notes and any Additional 2020 Notes and all references to the 2025 Notes shall include the Initial 2025 Notes and any Additional 2025 Notes, unless the context otherwise requires. The aggregate principal amount of each of the Additional 2020 Notes and the Additional 2025 Notes shall be unlimited.

(2) Maturity Date. The entire outstanding principal of the 2020 Notes and 2025 Notes shall be payable on May 30, 2020 and May 30, 2025, respectively.

(3) Interest Rate. The rate at which the 2020 Notes shall bear interest shall be 4.500% per annum and the rate at which the 2025 Notes shall bear interest shall be 5.250% per annum; the date from which interest shall accrue on the Notes shall be May 19, 2015, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be May 30 and November 30 of each year, beginning November 30, 2015; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid, in immediately available funds, to the Persons in whose names the Notes are registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15, as the case may be, immediately preceding such Interest Payment Date.

(4) Currency. The currency of denomination of the Notes is United States Dollars. Payment of principal of and interest and premium, if any, on the Notes shall be made in United States Dollars.

(c)          Additional Notes.         With respect to any Additional Notes, in addition to any other requirements set forth in the Base Indenture, the Company shall set forth in a Board Resolution or in a supplemental indenture or in an Officer’s Certificate, a copy of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this First Supplemental Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; and

(3) whether such Additional Notes will be issued as Global Notes or as Certificated Notes and whether and to what extent the Additional Notes will contain additional legends.

SECTION 2.3 Exchange of Global Notes for Certificated Notes.  Section 2.15 of the Base Indenture is hereby supplemented, solely with respect to each Series of Securities which consists of the Notes, to add the following provisions:

(i) Transfers of Interests in Global Notes for Certificated Notes.  A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of each successor. Global Notes shall be exchanged by the Company for Certificated Notes if the Depositary (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days. Upon the occurrence of any of the preceding events in subclause (a) or (b) above, an owner of a beneficial interest in a Global Note will be entitled to receive a Certificated Note equal in principal amount to such beneficial interest and to have such note registered in its name. Global Notes also

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may be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11 of the Base Indenture. Every Global Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to the first sentence of this paragraph (i) or Section 2.8 or 2.11 of the Base Indenture, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this paragraph (i).

(ii) Legends.  Each Global Note issued under this First Supplemental Indenture shall bear a legend in substantially the form as specified in Section 2.15(c) of the Base Indenture and any other appropriate legends specified in an Officer’s Certificate.

(iii) Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, or if a particular Global Note has been redeemed or repurchased in part and not in whole, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

ARTICLE III

REDEMPTION AND REPURCHASE AT THE OPTION OF HOLDERS

SECTION 3.1 Mandatory Redemption; Sinking Fund.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

SECTION 3.2 Optional Redemption.

(a)          Article III of the Base Indenture is hereby supplemented by the provisions of this First Supplemental Indenture which shall apply to the Notes.

(b)          The Company may redeem the 2020 Notes in whole at any time or in part from time to time, at its option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2020 Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the 2020 Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on such 2020 Notes being redeemed to, but not including, the redemption date.

(c)          Prior to February 28, 2025, the Company may redeem the 2025 Notes in whole at any time or in part from time to time, at its option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2025 Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the 2025 Notes being redeemed on the redemption date, discounted to the date of redemption, on a semiannual basis, at the Treasury Rate plus 50 basis points, plus accrued and unpaid interest on such 2025 Notes being redeemed to, but not including, the redemption date. On or after February 28, 2025, the Company may on any one or more occasions redeem all or a part of the 2025 Notes, at its option, on at least 15 but not more than 60 days prior notice, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed, plus accrued and unpaid interest on such 2025 Notes being redeemed to, but not including, the redemption date.

(d)          If an optional redemption date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date. In determining the redemption price and accrued

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interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

(e)          The Trustee shall have no obligation to calculate or verify the calculation of the present values of the Comparable Treasury Price, the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.

(f)          If less than all of the Notes of a particular Series are to be redeemed at any time, the Trustee will select the Notes of such Series for redemption in compliance with the requirements of the Depositary, or if the Notes of such Series are not held through a Depositary or the Depositary prescribes no method of selection, on a pro rata basis or by lot, subject to adjustments so that no Note in an unauthorized denomination remains outstanding after such redemption or purchase; provided, however, that no Note of $2,000 in aggregate principal amount of less shall be redeemed in part. Notices of redemption will be sent by electronic submission (for Notes held in book-entry form) or first class mail at least 15 but (except as set forth in the clause (g) below) not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article VIII of the First Supplemental Indenture.

(g)          Notices of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions, including, but not limited to, the consummation of an acquisition or financing transaction or equity offering. In addition, if such redemption is subject to satisfaction of one or more conditions, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Company’s may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(h)          If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of Notes upon cancellation of the original Note if such Notes are held in physical form. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

(i)           The Company and its affiliates may at any time and from time to time purchase Notes in the open market, by tender offer, negotiated transactions or otherwise.

SECTION 3.3 Repurchase at the Option of Holders—Change of Control Repurchase Event.

(a)          If a Change of Control Repurchase Event occurs, unless the Company at such time has given notice of redemption as described above under Section 3.2 with respect to all outstanding Notes of a particular Series and all conditions to such redemption have either been satisfied or waived, each Holder of Notes of such Series will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to the provisions of this Section 3.3(a) “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”).

(b)          Within 30 days following any Change of Control Repurchase Event, unless the Company at such time has given notice of redemption as described under Section 3.2 above with respect to all outstanding Notes of a particular Series, the Company will send a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase all Notes of such Series on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 15 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the Indenture and

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described in such notice. If a Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such Regular Record Date. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.3 by virtue of such compliance.

(c)          On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)         accept for payment all Notes or portions of Notes (equal to $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)         deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn; and

(3)         deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Paying Agent will promptly mail to each Holder of Notes properly tendered and not withdrawn the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided, that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)          The Company will not be required to make a Change of Control Offer with respect to a particular Series of Notes upon a Change of Control Repurchase Event if (1) a third party makes the Change of Control Offer with respect to such Notes in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes of such Series properly tendered and not withdrawn under the Change of Control Offer, or (2) a notice of redemption has been given pursuant to the Indenture with respect to such Series of Notes as described above under Section 3.2 at any time prior to 30 days following any Change of Control Repurchase Event, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control Repurchase Event, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made. The Change of Control Payment Date may, at the Company’s discretion, be delayed until such time as any condition shall be satisfied, or that such Change of Control Repurchase Event may not occur and such notice may be rescinded in the event that such condition shall not have been satisfied by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed.

(e)          If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a particular Series tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, purchases all of the Notes of such Series validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such Series that remain outstanding following such purchase at a price in cash equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, thereon, to, but not including, the redemption date.

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ARTICLE IV

CERTAIN COVENANTS

SECTION 4.1 Limitation on Liens.

The Company will not, nor will it permit any of its Subsidiaries to, create, incur or assume any Lien (other than Permitted Liens) that secures any Indebtedness on any properties or assets of the Company or such Subsidiary, without securing the Notes and any Subsidiary Guarantees (together with, at the option of the Company, any other Indebtedness of the Company or such Subsidiary ranking equally in right of payment with the Notes and any Subsidiary Guarantees) equally and ratably with or, at the option of the Company, prior to, such other Indebtedness for so long as such other Indebtedness is so secured. Any Lien that is granted to secure the Notes and any Subsidiary Guarantees under this Section 4.1 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes and any Subsidiary Guarantees under this Section 4.1.

SECTION 4.2 Limitation on Subsidiary Debt.

(a)          The Company will not permit (1) any of its Insurance Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness or (2) any of its Subsidiaries that are not Insurance Subsidiaries to create, assume, incur, Guarantee or otherwise become liable for or suffer to exist any Indebtedness (any Indebtedness of a Subsidiary of the Company under clause (1) or (2), “Subsidiary Debt”), without, in the case of clause (2), Guaranteeing the payment of the principal of, premium, if any, and interest on the Notes on an unsecured unsubordinated basis.

(b)          The restrictions in Section 4.2(a) above shall not apply to, and there shall be excluded from Indebtedness in any computation under such restriction, Subsidiary Debt constituting:

(1)         Indebtedness of a Person existing at the time it is merged, combined or amalgamated with or into or consolidated with or into any such Subsidiary or at the time of a sale, lease or other disposition of the properties and assets of such Person (or a division thereof) as an entirety or substantially as an entirety to any such Subsidiary and is assumed by such Subsidiary; provided that any Indebtedness was not incurred in contemplation thereof and is not Guaranteed by any other such Subsidiary (other than any Guarantee existing at the time of such merger, consolidation or sale, lease or other disposition of properties and assets and that was not issued in contemplation thereof);

(2)         Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company; provided that any Indebtedness was not incurred in contemplation thereof;

(3)         Indebtedness owed to the Company or any Subsidiary of the Company;

(4)         Indebtedness or Guarantees in respect of netting services, business credit card programs, overdraft protection and other treasury, depository and cash management services or incurred in connection with any automated clearing-house transfers of funds or other fund transfer or payment processing services;

(5)         Indebtedness or Guarantees arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that any such Indebtedness or Guarantee is extinguished within ten business days within its incurrence;

(6)         reimbursement obligations incurred in the ordinary course of business;

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(7)         client advances and deposits received in the ordinary course of business;

(8)         Indebtedness or Guarantees incurred (a) in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, (b) in connection with the financing of insurance premiums or self-insurance obligations or take-or- pay obligations contained in supply agreements, and (c) in respect of guarantees, warranty or contractual service obligations, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit and banker’s acceptances for operating purposes or to secure any Indebtedness or other obligations referred to in clauses (1) through (7) or this clause (8), payment (other than for payment of Indebtedness) and completion guarantees, in each case provided or incurred (including Guarantees thereof) in the ordinary course of business;

(9)         Indebtedness outstanding on the Issue Date after the consummation of the offering of the Notes and the Concurrent Transactions and any Permitted Refinancing Indebtedness in exchange for or the net proceeds of which are used to renew, refund, replace, defease or discharge any Indebtedness existing on the Issue Date after the consummation of the offering of the Notes and the Concurrent Transactions or referred to in clauses (1) or (2) above;

(10)       Indebtedness under Hedging Obligations; provided, however, that such Hedging Obligations are entered into to fix, manage or hedge interest rate, currency or commodity exposure of the Company or any Subsidiary and not for speculative purposes;

(11)       Indebtedness in connection with third party insurance premium financing arrangements not to exceed $20.0 million at any one time outstanding;

(12)       guarantees to suppliers or licensors (other than guarantees of Indebtedness) in the ordinary course of business;

(13)       any Surplus Debentures issued by any Insurance Subsidiary to the Company or any of its Subsidiaries that remain outstanding on the Issue Date, and extensions, renewals or replacements thereof;

(14)       Permitted Transactions entered into by Insurance Subsidiaries in connection with Permitted Portfolio Investments;

(15)       non-recourse Indebtedness of Insurance Subsidiaries incurred in the ordinary course of business (x) existing or arising under swap contracts entered into by Insurance Subsidiaries or (y) resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs;

(16)       Indebtedness in respect of letters of credit issued in connection with reinsurance transactions entered into in the ordinary course of business; or

(17)       Indebtedness not otherwise permitted hereunder in an aggregate principal amount at any time outstanding, that when taken together with the principal amount of all Indebtedness then outstanding secured by Liens pursuant to clause (10) under the definition of “Permitted Liens”, not to exceed $150.0 million for the Company and its Subsidiaries.

For purposes of determining compliance with this Section 4.2, (i) any other obligation of the obligor on such Indebtedness (or of any other Person who could have incurred such Indebtedness under this Section 4.2 under clauses (1) through (17) above) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness; (ii) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Subsidiary Debt described in clauses (1) through (17) above, the Company will be permitted to classify such item

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of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.2and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories; and (iii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.2.

(c)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. dollar equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. dollar equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. dollar equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. dollar equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that any Subsidiary of the Company may incur pursuant to this Section 4.2 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)         the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)         the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)         in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(x)   the fair market value of such assets at the date of determination; and

(y)   the amount of the Indebtedness of the other Person.

The Company will cause each Subsidiary that creates, assumes, incurs, Guarantees or otherwise becomes liable for or suffers to exist any Indebtedness in reliance on Section 4.2(a)(2) to execute and deliver to the Trustee a supplemental indenture to the Indenture pursuant to which such Subsidiary will fully and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis and all other obligations under the Indenture. The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 4.3 Limitation on Sale and Leaseback Transactions.

(a)          The Company will not, nor will it permit any of its Subsidiaries to, enter into any arrangement with any other Person pursuant to which the Company or any of its Subsidiaries leases any properties or assets of the Company or such Subsidiary that has been or is to be sold or transferred by the Company or the Subsidiary to such other Person (a “Sale and Leaseback Transaction”), except that a Sale and Leaseback Transaction is permitted if the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien on the properties or assets of the Company or such Subsidiary to be leased, without equally and ratably securing the Notes and the Subsidiary Guarantees, in an aggregate principal amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction.

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(b)          In addition, the following Sale and Leaseback Transactions are not subject to Section 4.3(a) above:

(1)   temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

(2)   leases between only the Company and a Subsidiary of the Company or only between Subsidiaries of the Company;

(3)   leases where the proceeds from the sale of the subject property are at least equal to the fair market value (as determined in good faith by the Company) of the subject property and the Company applies an amount equal to the net proceeds of the sale to the retirement of long term Indebtedness or the purchase, construction, development, expansion or improvement of other property or equipment used or useful in its business, within 270 days of the effective date of such sale; provided that in lieu of applying such amount to the retirement of long-term Indebtedness, the Company may deliver Notes or other debt securities to the trustee for cancellation; and

(4)   leases of property executed by the time of, or within 270 days after the latest of, the acquisition, the completion of construction, development, expansion or improvement, or the commencement of commercial operation, of the subject property.

SECTION 4.4 Limitation on Limitation on Disposition of Stock.

As long as any Notes are outstanding, the Company will not, and it will not permit any Subsidiary to issue, sell, transfer or otherwise dispose of any shares of Capital Stock of any Insurance Subsidiary, or any securities convertible into or exercisable or exchangeable for shares of Capital Stock of any Insurance Subsidiary, or warrants, rights or options to subscribe for or purchase shares of Capital Stock of any Insurance Subsidiary, unless such issuance, sale, transfer or other disposition is: (i) for at least fair value (as determined by the Board of Directors of the Company acting in good faith), (ii) to the Company or any wholly-owned Subsidiary of the Company, (iii) required by any regulation or order or any governmental regulatory authority or (iv) for the purpose of qualifying directors.

Notwithstanding anything to the contrary above, the Company may (i) merge or consolidate any of its Subsidiaries (including any Insurance Subsidiary) into or with another of the Company’s wholly-owned Subsidiaries and (ii) sell, transfer or otherwise dispose of the Company’s business in accordance with Section 5.1 below.

SECTION 4.5 Provision of Financial Information.

(a)          So long as any Notes are outstanding, the Company will provide to the Trustee and the registered Holders, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided, however, that to the extent such reports are filed with the Commission and publicly available, such reports shall have been deemed to have been provided to the Trustee and the Holders and no additional copies need to be provided to the Trustee or the Holders.

(b)          In addition, if at any time any direct or indirect parent company of the Company becomes a guarantor of the Notes (there being no obligation of any such parent to do so), such entity holds no material assets other than cash, cash equivalents and the Capital Stock of the Company or any other direct or indirect parent of the Company (and performs the related incidental activities associated with such ownership) and would comply with the requirements of Rule 3-10 of Regulation S-X promulgated by the SEC (or any successor provision), the reports, information and other documents required to be provided to the Trustee and the registered Holders (or filed with the Commission) pursuant to this Section 4.5 may, at the option of the Company, be provided (or filed with the Commission) by and be those of such parent rather than the Company.

(c)          Delivery of the reports and documents described in Section 4.5 to the Trustee is for informational purposes only and the receipt by either the Trustee of any such document or report will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants contained in this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

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(d)          The Trustee shall have no liability whatsoever to determine whether any financial information has been posted by the Company on EDGAR or any other website set up for such purpose.

ARTICLE V

SUCCESSORS

SECTION 5.1 Consolidation, Merger, Conveyance, Transfer or Lease by the Company.

(a)          The Company may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the properties or assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)         (A) the Company is the continuing corporation or (B) the entity (if other than the Company) formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is a corporation, partnership, limited liability company, trust or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia, and expressly assumes payment of the principal of and any premium and interest on all the Notes and the performance of all the Company’s covenants applicable to the Notes;

(2)         immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing;

(3)         if the entity formed by the consolidation or into which the Company is merged or the entity that acquires all or substantially all of the properties and assets of the Company is not the Company, each Subsidiary Guarantor shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes; and

(4)         the Company has delivered to the Trustee the required an Officer’s Certificate and an Opinion of Counsel that such transaction complies with the applicable provisions of the Indenture.

The predecessor company will be released from its obligations under the Indenture and the Person formed by or surviving any such consolidation or merger (if other than Company, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor will not be so released.

(b)          Section 5.1(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries. Section 5.1(a)(2) will not apply to (a) the Company consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to one of the Company’s Subsidiaries for any purpose, (b) any Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Company or to another Subsidiary for any purpose (provided that, in the event that such Subsidiary is a Subsidiary Guarantor, it may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets solely to the Company or another Subsidiary Guarantor) or (c) the Company merging with or into an affiliate solely for the purpose of reincorporating in another jurisdiction.

SECTION 5.2 Consolidation, Merger, Conveyance, Transfer or Lease by Future Subsidiary Guarantees.

(a)          Any future Subsidiary Guarantor may not merge or consolidate with, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(1)         (A) the Subsidiary Guarantor is the surviving entity or (B) the entity (if other than the Subsidiary) formed by the consolidation or into which the Subsidiary Guarantor is merged or the

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entity that acquires all or substantially all of the properties and assets of the Subsidiary Guarantor expressly assumes all the obligations of that Subsidiary Guarantor under its Subsidiary Guarantee and the Indenture; and

(2)         immediately thereafter, no Event of Default (and no event that, after notice or lapse of time, or both, would become an Event of Default) has occurred and is continuing.

(b)          The Subsidiary Guarantee of any future Subsidiary Guarantor will be automatically released:

(1)         in connection with any sale or other disposition of all or substantially all of the assets of a Subsidiary Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company;

(2)         in connection with any sale or other disposition of Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the Subsidiary Guarantor ceases to be a Subsidiary of the Company as a result of the sale or other disposition;

(3)         upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under Section 8.1; or

(4)         upon the release or discharge of the Guarantee by such Subsidiary Guarantor of all Indebtedness of the Company or any Subsidiary or the repayment of all such Indebtedness, in each case, which resulted in an obligation to provide a Subsidiary Guarantee.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.1 Events of Default.

(a)          Each of the following is an “Event of Default” with respect to the Notes:

(1)         default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(2)         default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(3)         failure by the Company to comply with its obligations under Section 5.1 or Section 3.3;

(4)         default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or under the Notes or the Subsidiary Guarantees and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(5)         default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)          is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(b)          results in the acceleration of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the

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maturity of which has been so accelerated, aggregates $75.0 million or more (or its foreign currency equivalent);

(6)          (a)           the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)           commences a voluntary case,

(ii)          consents to the entry of an order for relief against it in an involuntary case,

(iii)         consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)         makes a general assignment for the benefit of its creditors, or

(v)          generally is unable to pay its debts as the same become due; or

(b)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)           is for relief against the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case,

(ii)          appoints a custodian of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property, or

(iii)         orders the liquidation of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(7)         failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $75.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect; and

(8)         any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and the Company fails to cause such Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

However, a default under Section 6.1(a)(4) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified Section 6.1(a)(4) after receipt of such notice.

(b)          If an Event of Default (other than an Event of Default described in Section 6.1(a)(6) above with respect to the Company) occurs and is continuing, the Trustee by notice in writing specifying the Event of Default to the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the

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Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in Section 6.1(a)(5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the default triggering such Event of Default pursuant to Section 6.1(a)(5) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the requisite holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

(c)          If an Event of Default described in Section 6.1(a)(6) above occurs and is continuing with respect to the Company, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(d)          If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture, the Notes or the Subsidiary Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)         such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)         the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)         such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)         the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)         the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

(e)          The Holders of a majority in principal amount of the then outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use under the circumstances in the conduct of his or her own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture, the Notes or the Subsidiary Guarantees or that the Trustee determines in good faith is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

(f)          If a Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee will send to each Holder notice of the Default within 90 days after the Trustee obtains such knowledge. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee

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may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2015), a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the knowledge thereof if such event is still continuing, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

SECTION 6.2 Stay, Extension and Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE VII

AMENDMENTS AND WAIVERS

SECTION 7.1 Without Consents of Holders.

(a)          Without the consent of any Holders, the Company, any Subsidiary Guarantor or the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture with respect to either Series of Notes for any of the following purposes:

(1)         to evidence the succession of another Person to the Company or any Subsidiary Guarantor and the assumption by any such successor of the covenants of the Company or any Subsidiary Guarantor, as applicable, in the Indenture and the Notes;

(2)         to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;

(3)         to add additional Events of Default;

(4)         to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)         to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6)         to provide for or confirm the issuance of additional debt securities in accordance with the terms of the Indenture;

(7)         to add a Subsidiary Guarantor or to release a Subsidiary Guarantor in accordance with the Indenture;

(8)         to cure any ambiguity, defect, omission, mistake or inconsistency;

(9)         to make any other provisions with respect to matters or questions arising under the Indenture; provided, however, that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders of the applicable Series of Notes in any material respect, as determined in good faith by the Board of Directors of the Company;

(10)       to conform the text of the Indenture or the Notes to any provision of the “Description of Notes”; or

(11)       to effect or maintain the qualification of the Indenture under the TIA.

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SECTION 7.2 With Consents of Holders.

(a)          With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes with respect to a particular Series, the Company, any Subsidiary Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture applicable to the Notes of such Series or of such Notes or of modifying in any manner the rights of the Holders of the Notes of such Series under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note of such Series affected thereby:

(1)         change the fixed maturity of any Note of such Series or of any installment of interest on any Note of such Series, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note of such Series or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the fixed maturity thereof, or change the date on which any Notes of such Series may be subject to redemption (except those provisions relating to the Section 3.3) or reduce the redemption price therefor,

(2)         reduce the percentage in aggregate principal amount of the outstanding Notes of such Series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3)         modify or change any provision of the Indenture affecting the ranking of the Notes of such Series in a manner adverse to the Holders of the Notes of such Series,

(4)         modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note of such Series affected thereby,

(5)         modify any Subsidiary Guarantees of any Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary in any manner, taken as a whole, materially adverse to the Holders of the Notes, or

(6)         release any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary from any of its obligations under its Subsidiary Guarantee or the Indenture, except in compliance with the terms thereof.

(b)          The Holders of not less than a majority in aggregate principal amount of the outstanding Notes of either Series may on behalf of the Holders of all the Notes of such Series waive any past default under the Indenture and its consequences, except a default:

(1)         in any payment in respect of the principal of (or premium, if any) or interest on any Notes of such Series, or

(2)         in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note of such Series affected.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

SECTION 8.1 Satisfaction and Discharge of Indenture.

(a)          The Company may terminate its obligations and the obligations of any Subsidiary Guarantors under the Indenture with respect to either Series of Notes when:

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(1)         either: (A) all Notes of such Series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes of such Series, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2)         the Company or any Subsidiary Guarantor has paid or caused to be paid all other sums then due and payable under the Indenture by the Company with respect to the Notes of such Series;

(3)         the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(4)         the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such Series at maturity or on the redemption date, as the case may be; and

(5)         the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge of such Series of Notes have been complied with.

(b)          The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes of either Series and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees relating the Notes of such Series (“defeasance”). Such defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes of such Series, except for:

(1)         the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2)         the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3)         the rights, powers, trusts, duties and immunities of the Trustee and the Company’s and the Subsidiary Guarantors’ obligations in connection with the Indenture,

(4)         the Company’s right of optional redemption, and

(5)         the defeasance provisions of the Indenture.

(c)          In addition, the Company may elect, at its option, to have the obligations of the Company and any Subsidiary Guarantors released with respect to its obligations under Article IV of this First Supplemental Indenture (“covenant defeasance”) and any omission to comply with such obligations shall not constitute a Default with respect to the applicable Series of Notes. In the event covenant defeasance occurs, certain events (not including non-payment and bankruptcy and insolvency events with respect to the Company) described under Section 6.1 will no longer constitute an Event of Default with respect to such Series of Notes.

(d)          In order to exercise either defeasance or covenant defeasance with respect to outstanding Notes of either Series:

(1)         the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally

26

recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2)         in the case of defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;

(3)         in the case of covenant defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)         no Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5)         such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is a party is bound; and

(6)         the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.1(d)(2) or (3) above with respect to a defeasance or covenant defeasance need not to be delivered if all Notes of such Series not therefore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at Stated Maturity within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

ARTICLE IX

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE AND CREATION OF THE NOTES

SECTION 9.1 Application of First Supplemental Indenture.  Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document. All Initial 2020 Notes and Additional 2020 Notes, if any, and Initial 2025 Notes and Additional 2025 Notes, if any, as the case may be, will each be treated as a single Series for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase.

27

SECTION 9.2 Effect of First Supplemental Indenture.  With respect to the Notes (and only with respect to the Notes), the Base Indenture shall be supplemented pursuant to Section 9.1(j) thereof to establish the terms of the Notes as set forth in this First Supplemental Indenture, including, without limitation, as follows:

(i) The definition of each term set forth in Section 1.1 of the Base Indenture is with respect to the Notes (and only with respect to the Notes) deleted and replaced in its entirety by the definition ascribed to such term in Article I of this First Supplemental Indenture to the extent any such term is defined in both the Base Indenture and this First Supplemental Indenture;

(ii) The provisions of Articles II, III, IV, V, VI, and IX of the Base Indenture are, with respect to the Notes (and only with respect to the Notes), hereby supplemented by and shall be in addition to the provisions of Articles II, III, IV, V, VI and VII of this First Supplemental Indenture, respectively; and

(iii) The provisions of Articles VIII and X of the Base Indenture are, with respect to the Notes (and only with respect to the Notes), hereby supplemented by and shall be in addition to the provisions of Article VIII of this First Supplemental Indenture.

To the extent that the provisions of this First Supplemental Indenture (including those referred to in clauses (i) through (iii) above) conflict with any provision of the Base Indenture, the provisions of this First Supplemental Indenture shall govern and be controlling, with respect to the Notes (and only with respect to the Notes).

Except as set forth in this First Supplemental Indenture, the provisions of the Base Indenture shall remain in full force and effect with respect to the Notes.

ARTICLE X

MISCELLANEOUS

SECTION 10.1 The First Supplemental Indenture.  The Base Indenture, as amended and modified by this First Supplemental Indenture, hereby is in all respects ratified, confirmed and approved. This First Supplemental Indenture shall be construed in connection with and as part of the Base Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Base Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this First Supplemental Indenture.

SECTION 10.2 Counterparts.  This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.

SECTION 10.3 Recitals.  The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or of the Notes.

SECTION 10.4 Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 10.5 GOVERNING LAW; WAIVER OF TRIAL BY JURY.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE and each Holder by accepting a Security IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

28

SECTION 10.6 Severability.  In case any provision in this First Supplemental Indenture or in any Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions hereinabove set forth.

[Signatures on following page]

29

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

CNO FINANCIAL GROUP, INC.

By:	/s/ Erik M. Helding
	Name:	Erik M. Helding
	Title:	Senior Vice President, Treasury and Investor Relations

[Trustee Signature Follows]

[Signature Page to First Supplemental Indenture]

Wilmington Trust, National Association, not in its individual capacity but solely as Trustee

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A

(Face of Note)

4.500% Senior Notes due 2020

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CNO FINANCIAL GROUP, INC.

4.500% SENIOR NOTES DUE 2020

No.	CUSIP: 12621E AJ2
ISIN: US12621EAJ29

CNO Financial Group, Inc., a Delaware corporation, or its successor, promises to pay to Cede & Co., or registered assigns, the principal sum of [                  ] Dollars ($[               ]), or such other amount as provided on the “Schedule of Principal Amount” attached as Schedule A hereto, on May 30, 2020.

Interest Payment Dates: May 30 and November 30 of each year, beginning on November 30, 2015.

Regular Record Dates: May 15 and November 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-1

In WITNESS HEREOF, the undersigned has caused this instrument to be duly executed.

Dated:

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture:

Date of Authentication:

Wilmington Trust, National Association,
as Trustee

By:
Authorized Officer

A-2

(Reverse of Note)

4.500% Senior Notes due 2020

CNO FINANCIAL GROUP, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  CNO Financial Group, Inc., a Delaware corporation, or its successor (together, the “Company”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate of 4.500% per annum. The Company will pay interest in United States dollars semi-annually in arrears on May 30 and November 30 of each year, commencing on November 30, 2015 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 19, 2015; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after May 19, 2015), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2) Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the May 15 and November 15 preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose, which, initially, will be the corporate trust office of the Trustee located at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street/Suite 1290, Minneapolis, MN 55402, Attn: CNO Financial Administrator, Facsimile: 612-217-5651, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture with respect to the Notes, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture.  The Company issued the Notes under an indenture dated as of May 19, 2015 (the “Base Indenture”), as amended and supplemented by that certain first supplemental indenture dated as of May 19, 2015 (the “First Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

A-3

The Trustee shall have no obligation to calculate or verify the calculation of the present values of the Comparable Treasury Price, the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.

(5) Mandatory Redemption; Sinking Fund.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6) Optional Redemption.

Except as set forth below, the Company shall not be entitled to redeem the Notes at its option.

The Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on at least 15 but not more than 60 days prior notice (the date of any such redemption, a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the applicable Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the Redemption Date (the “Redemption Price”). Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable Series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means Goldman, Sachs & Co. and RBC Capital Markets, LLC and their respective successors, and, at the Company’s option, other investment banking firms of national standing selected by the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and a Primary Treasury Dealer (defined herein) selected by RBC Capital Markets, LLC and their respective successors, and, at the Company’s option, other primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(6) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the

A-4

Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

(7) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(8) Defaults and Remedies.  Each of the following constitutes an “Event of Default”:

(A)         default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(B)         default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(C)         failure by the Company to comply with its obligations under Section 5.1 or Section 3.3 of the First Supplemental Indenture;

(D)         default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or under the Notes or the Subsidiary Guarantees and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(E)         default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)          is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(b)          results in the acceleration of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more (or its foreign currency equivalent);

(F)  (a)          the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case,

(ii)         consents to the entry of an order for relief against it in an involuntary case,

(iii)        consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)        makes a general assignment for the benefit of its creditors, or

(v)         generally is unable to pay its debts as the same become due; or

(b)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case,

(ii)         appoints a custodian of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial

A-5

statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property, or

(iii)        orders the liquidation of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(G)         failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $75.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect; and

(H)         any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and the Company fails to cause such Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

However, a default under Section 6.1(a)(4) of the First Supplemental Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified Section 6.1(a)(4) of the First Supplemental Indenture after receipt of such notice.

(9) Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

(10) No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of the Notes by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuances of such Notes.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(11) Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

A-6

(13) CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14) GOVERNING LAW; WAIVER OF TRIAL BY JURY.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE and each Holder by accepting a Security IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CNO Financial Group, Inc.

11825 N. Pennsylvania Street

Carmel, Indiana 46032

Attention: Karl W. Kindig

Facsimile No.: (317) 817-5948

A-7

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

A-8

SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases or increases in the principal amount of this Global Note have been made:

Date of Decrease or Increase	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

A-9

EXHIBIT B

(Face of Note)

5.250% Senior Notes due 2025

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CNO FINANCIAL GROUP, INC.

5.250% SENIOR NOTES DUE 2025

No.	CUSIP: 12621E AK9
ISIN: US12621EAK91

CNO Financial Group, Inc., a Delaware corporation, or its successor, promises to pay to Cede & Co., or registered assigns, the principal sum of [                  ] Dollars ($[               ]), or such other amount as provided on the “Schedule of Principal Amount” attached as Schedule A hereto, on May 30, 2025.

Interest Payment Dates: May 30 and November 30 of each year, beginning on November 30, 2015.

Regular Record Dates: May 15 and November 15

Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

B-1

In WITNESS HEREOF, the undersigned has caused this instrument to be duly executed.

Dated:

CNO FINANCIAL GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture:

Date of Authentication:

Wilmington Trust, National Association,
as Trustee

By:
Authorized Officer

B-2

(Reverse of Note)

5.250% Senior Notes due 2025

CNO FINANCIAL GROUP, INC.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) Interest.  CNO Financial Group, Inc., a Delaware corporation, or its successor (together, the “Company”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate of 5.250% per annum. The Company will pay interest in United States dollars semi-annually in arrears on May 30 and November 30 of each year, commencing on November 30, 2015 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including May 19, 2015; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date (but after May 19, 2015), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

(2) Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the May 15 and November 15 preceding the Interest Payment Date, even if such Notes are cancelled after such Regular Record Date and on or before such Interest Payment Date, except as provided in Section 2.13 of the Base Indenture (as defined below) with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose, which, initially, will be the corporate trust office of the Trustee located at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street/Suite 1290, Minneapolis, MN 55402, Attn: CNO Financial Administrator, Facsimile: 612-217-565, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to the Company and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.

(3) Paying Agent and Registrar.  Initially, Wilmington Trust, National Association, the Trustee under the Indenture with respect to the Notes, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) Indenture.  The Company issued the Notes under an indenture dated as of May 19, 2015 (the “Base Indenture”), as amended and supplemented by that certain first supplemental indenture dated as of May 19, 2015 (the “First Supplemental Indenture” and the Base Indenture, as so supplemented and amended, the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

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The Trustee shall have no obligation to calculate or verify the calculation of the present values of the Comparable Treasury Price, the Remaining Scheduled Payments, the Treasury Rate or any aspect of such calculations.

(5) Mandatory Redemption; Sinking Fund.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

(6) Optional Redemption.

Except as set forth below, the Company shall not be entitled to redeem the Notes at its option.

Prior to February 28, 2025, the Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on at least 15 but not more than 60 days prior notice (the date of any such redemption, a “Redemption Date”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the applicable Redemption Date, discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined herein) plus 50 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to the Redemption Date (the “Redemption Price”). Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions of the Notes called for redemption and those Notes will cease to be outstanding. On or after February 28, 2025, the Notes will be redeemable as a whole at any time or in part from time to time, at the option of the Company, on the Redemption Date, at a redemption price equal to 100% of the principal amount of the 2025 Notes being redeemed, plus accrued and unpaid interest on such 2025 Notes being redeemed to, but not including, the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the applicable Series of Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (2) if we obtain fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

“Independent Investment Banker” means Goldman, Sachs & Co. and RBC Capital Markets, LLC and their respective successors, and, at the Company’s option, other investment banking firms of national standing selected by the Company.

“Reference Treasury Dealer” means Goldman, Sachs & Co. and a Primary Treasury Dealer (defined herein) selected by RBC Capital Markets, LLC and their respective successors, and, at the Company’s option, other primary U.S. government securities dealers in New York City (a “Primary Treasury Dealer”) selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Remaining Scheduled Payments” means, with respect to any Note, the remaining scheduled payments of the principal and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such

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Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

(6) Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Regular Record Date and the corresponding Interest Payment Date.

(7) Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

(8) Defaults and Remedies.  Each of the following constitutes an “Event of Default”:

(A)         default in any payment of interest on any Note when due, and the continuance of such default for 30 days;

(B)         default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(C)         failure by the Company to comply with its obligations under Section 5.1 or Section 3.3 of the First Supplemental Indenture;

(D)         default in the performance, or breach, of any covenant or agreement of the Company or any Subsidiary Guarantor contained in the Indenture or under the Notes or the Subsidiary Guarantees and continuance of such default or breach for a period of 60 days after notice as provided below (in each case, other than matters that would constitute an Event of Default under clauses (1) through (3) above);

(E)  default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)          is caused by a failure to pay principal on such Indebtedness at its final stated maturity within the grace period provided in the agreements or instruments governing such Indebtedness (“payment default”); or

(b)          results in the acceleration of such Indebtedness prior to its stated final, maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $75.0 million or more (or its foreign currency equivalent);

(F)  (a)          the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case,

(ii)         consents to the entry of an order for relief against it in an involuntary case,

(iii)        consents to the appointment of a custodian of it or for all or substantially all of its property,

(iv)        makes a general assignment for the benefit of its creditors, or

(v)         generally is unable to pay its debts as the same become due; or

(b)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

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(i)          is for relief against the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, in an involuntary case,

(ii)         appoints a custodian of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary or for all or substantially all of its property, or

(iii)        orders the liquidation of the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries), would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(G)         failure by the Company or any Significant Subsidiary or group of Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $75.0 million (or its foreign currency equivalent) (net of any amounts that are covered by insurance), which judgments remain unsatisfied or undischarged for any period of 60 consecutive days during which a stay of enforcement of such judgments shall not be in effect; and

(H)         any Subsidiary Guarantee of a Significant Subsidiary or group of Subsidiaries that taken together (as of the date of the latest audited consolidated financial statements for the Company and its Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture and the Subsidiary Guarantees) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Subsidiaries) would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee and the Company fails to cause such Subsidiary or Subsidiaries, as the case may be, to rescind such denials or disaffirmations within 30 days.

However, a default under Section 6.1(a)(4) of the First Supplemental Indenture will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified Section 6.1(a)(4) of the First Supplemental Indenture after receipt of such notice.

(9) Trustee Dealings with the Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not the Trustee.

(10) No Recourse Against Others.  No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of the Notes by accepting the Note waives and releases all such liability. The waiver and release are part of the consideration for the issuances of such Notes.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

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(11) Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(12) Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(13) CUSIP, ISIN Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(14) GOVERNING LAW; WAIVER OF TRIAL BY JURY. THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, THE TRUSTEE and each Holder by accepting a Security IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE TRANSACTIONS CONTEMPLATED THEREBY.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

CNO Financial Group, Inc.

11825 N. Pennsylvania Street

Carmel, Indiana 46032

Attention: Karl W. Kindig

Facsimile No.: (317) 817-5948

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ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature guarantee:

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

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SCHEDULE A

SCHEDULE OF PRINCIPAL AMOUNT

The following decreases or increases in the principal amount of this Global Note have been made:

Date of Decrease or Increase	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

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